                                                                                    As filed with the SEC on February 11, 2003

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 30, 2003

ADS Media Group, Inc.

(Formerly National Health & Safety Corporation)
(Exact name of registrant as specified in its charter)

Utah	0-24778	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3811 Bee Cave Road, Suite 210
Austin, Texas 78746
(Address of principal executive office)

Issuer's telephone number:   (512) 328-0433

Table Of Contents

Item 2	Acquisition or Disposition of Assets	1
	Reverse Stock Split	1
	Acquisition of Alternative Delivery Solutions, Inc.	2
	The Business of ADS	3
	Properties of ADS	4
	Accounting for the Acquisition	4
	ADS Management's Discussion and Analysis of Financial Condition and Results of Operations	5
	Directors and Executive Officers of ADS Media	8
	Security Ownership of Certain Beneficial Owners and Management	9
	Legal Proceedings	11
	Market for Common Equity and Related Stockholder Matters	11
	Dividend Policy	12
	Recent Sales of Unregistered Securities	12
	Matters Approved at NHLT Shareholders' Meeting	13
Item 7	Financial Statements and Exhibits	13

ITEM 2           ACQUISITION OR DISPOSITION OF ASSETS

On January 31, 2003, National Health & Safety Corporation ("NHLT") acquired all of the outstanding equity securities of Alternative Delivery Solutions, Inc. ("ADS"), a San Antonio based provider of direct marketing support services.  NHLT acquired ADS in an exchange offer in which all of the ADS shareholders transferred all of their ADS shares to NHLT in exchange for shares of NHLT’s common stock.  After the exchange, the former ADS shareholders owned 15,000,000 shares (75%) of the outstanding common stock of NHLT, including shares issuable on exercise of an outstanding warrant.  NHLT has changed its name to ADS Media Group, Inc. ("ADS Media"), and it will operate ADS as a wholly owned subsidiary.  The other business lines of NHLT have been discontinued.

The stock exchange occurred after an NHLT shareholders' meeting on January 30, 2003, at which the shareholders:

-           approved a 1 for 100 reverse stock split of NHLT's capital stock;

-           approved changing the company's name to ADS Media;

-           elected new directors including two members of the management of ADS;

-           approved a new, 2002 Stock Option and Incentive Plan;

-           approved the appointment of Sprouse & Anderson, L.L.P., as the company's independent auditors; and

-           ratified the actions of the officers and directors since the last shareholders' meeting.

At the completion of the stock exchange, the officers of NHLT resigned, and the board of directors appointed Clark R. (Dub) Doyal as president and James D. (Jim) Schell as vice president, secretary and treasurer of ADS Media. The resulting company now has new management and a new business plan, which ADS Media believes will have greater success potential than its current business.

Reverse Stock Split

The reverse stock split converted all outstanding common and preferred shares to one share for each 100 shares outstanding.  The outstanding stock options were similarly adjusted.  All outstanding warrants of NHLT had expired on January 22, 2003, so there were no warrants to adjust as a result of the reverse stock split.  NHLT issued no fractional shares as a result of the reverse split; adjustments that resulted in a fraction of a share or option were rounded up to the nearest whole share.

Acquisition of Alternative Delivery Solutions, Inc.

NHLT acquired all of the outstanding shares of ADS.  ADS will continue to operate as a wholly owned subsidiary of ADS Media Group (formerly known as NHLT).  Because the exchange was a voluntary stock for stock exchange between the ADS shareholders and NHLT, no action to approve the transaction was necessary by the shareholders of NHLT or ADS.

Financing for ADS.  Prior to the stock exchange, new outside investors made an equity investment in ADS of $1,200,000, consisting of $655,000 in cash and a promissory note for $545,000, which is secured by 3,005,543 shares of the ADS Media common stock issued pursuant to the investment.  The note bears interest at the rate of 7% per annum and matures on August 16, 2003.  The new ADS investors who participated in the financing own a total of 6,617,692 (33.09%) of the common stock of ADS Media Group outstanding after closing of the stock exchange.  These shares are included in the total of 15,000,000 shares issued to ADS investors in the stock exchange.

Issuance of Shares to Discharge Debts.  As of September 30, 2002, NHLT had accrued a substantial amount of unpaid indebtedness, mainly in the form of accounts due for services provided to us by our consultants and by third parties.  The reorganization plan and exchange agreement contemplated that these debts would be repaid or canceled prior to the exchange offer.  NHLT discharged a substantial amount of these debts by entering into agreements with its creditors to accept shares of its common stock in payment of the debts.  The amount of stock that NHLT issued to satisfy debts was approximately 148,528,155 shares.  Because of the recent market prices of its common stock of between $0.001 and $0.002 per share, NHLT had to issue substantially all of its remaining authorized but unissued pre-reverse split shares (approximately 145 million shares after subtracting shares reserved for issuance on the exercise of options or conversion of convertible securities), prior to the exchange offer, to repay these debts.

Conversion of ADS Warrant.  In September 2002, ADS agreed to issue a warrant to purchase shares of ADS common stock to a consulting firm as payment for, among other things, consulting services in developing a business plan with which to seek financing.  Based on the amount of services actually rendered as of January 31, 2003, the warrant entitled the consulting firm to purchase 8,571 shares of ADS common stock for the services rendered.  In the exchange offer, the ADS warrant converted to a warrant to purchase 661,731 shares (3.31%) of the NHLT common stock outstanding after the stock exchange.

Shares Outstanding after the Refinancing.  The ADS shareholders now own 15,000,000 shares (75%) of the outstanding capital stock of NHLT after the stock exchange.  The remaining 5,000,000 shares (25%) are owned by the pre-stock exchange NHLT shareholders, including former creditors who agreed to accept shares to discharge indebtedness and shares issuable on the conversion of outstanding preferred stock and exercise of outstanding options.  Thus, based on the number of common shares outstanding on January 31, 2003, after the reverse stock split, issuance of shares in payment of debts, and the exchange offer, NHLT will have 20,000,000 common shares issued and outstanding (including shares issuable on conversion of preferred stock and exercise of options and warrants).

Shares Eligible for Future Sale.  Immediately after the exchange offer, only approximately 2.3 million shares were eligible for sale in the secondary market without first being registered under the Securities Act of 1933.  The shares of NHLT’s common stock that were issued to ADS shareholders in the exchange offer, including those shares issued to new investors in the private placement and shares issuable on exercise of the ADS warrant described above, and the shares issued to NHLT’s creditors and options issued to its management, are all restricted securities as that term is defined in Rule 144 of the Securities and Exchange Commission.  These shares were issued in reliance on the exemption from securities registration requirements contained in Section 4(2) of the Securities Act of 1933.

As part of the exchange agreement, certain of the ADS shareholders now have the right to demand that NHLT register, at its expense, any or all of its shares they received under the Securities Act of 1933.  In addition, NHLT agreed to register under the Securities Act of 1933, those shares received in the exchange offer by the ADS shareholders which were also investors in the $1.2 million equity investment made in ADS prior to the exchange, the shares issuable on exercise of stock options issued to management and shares issued to settle existing debts.  If those shares later become registered for sale, the public float of shares which are eligible for sale in secondary market transactions would increase from approximately 2.3 million common shares to approximately 16.2 million common shares (not including shares issuable on the conversion of Series A Preferred Stock, Series B Preferred Stock or options).

Reason for Restructuring.  Both NHLT’s management and ADS's management believed that the combination of the two companies would enhance the ability to attract capital for the purposes of growing the business of ADS. The business prospects of ADS’s succeeding and enhancing shareholder value were greater than the prospects were for HealthVIP and MedSmart, the two operating subsidiaries previously owned by NHLT. Furthermore, ADS believed that having a publicly traded stock would improve its success in acquiring key employees and other companies in the future that are strategic to its business.

The Business of ADS

ADS was founded in San Antonio in October of 2001 and provides turnkey direct marketing support services, with an emphasis on alternate (i.e., door to door) delivery.  Alternate delivery involves the creation, packaging and delivery (usually on the doors of homes) of solo marketing pieces and Co-op marketing programs containing multiple pieces of direct marketing material (e.g., brochures, coupons, advertisements, samples and other offerings) to targeted audiences. In addition to alternate delivery, through outsourcing arrangements ADS provides its clients access to full service direct marketing, printing, list procurement, database management, fulfillment and telemarketing.  ADS’ management is combining their extensive expertise and relationships in direct marketing with sophisticated demographic, tracking, and verification technology to deliver extremely high quality direct marketing services, capable of producing gross margins of up to 50%.

Utilizing sophisticated mapping software, ADS targets very specific audiences, geo-demographically, down beyond the zip code level, to specific neighborhoods.  In other words, ADS can identify the specific neighborhoods that meet the client’s specific target audience demographic (for example, Hispanic households with pre-determined income levels).  Further,

ADS provides its clients with state of the art tracking and verification of actual deliveries to the target audience.  Clients can track their alternate delivery programs on-line.  This is a significant difference to the zip code saturation mentality of direct mail, and the cost per thousand to the client for an alternate delivery program can be substantially less than the aggregate costs of direct mail through the US Postal Service, and other direct marketing mediums such as newspapers.  This is the value proposition that ADS offers to its existing and prospective international, national, regional and local clients.

Alternative delivery as a marketing medium can be highly effective, roughly 2 to 3 times more effective than conventional (i.e., through newspaper inserts or directly in the mailbox) direct marketing.  This is a principal reason why major companies and aggregators are interested in working with ADS. The use of this medium by national and regional advertisers is fairly new, and ADS will seek to achieve market dominance in many major markets over the next 18-24 months, in both the U.S. and Mexico.

Repeat business is anticipated, as companies, agencies, and aggregators introduce new offerings and target new regions and new audiences.  Accordingly, ADS anticipates its internal growth to accelerate very quickly by continuing to service existing clients and exponentially by adding new clients.  In addition, ADS anticipates it will be in a position to acquire businesses in the highly fragmented alternate delivery industry by using their stock as a currency, assuming they can deliver on their internal growth projections and increase the market valuations of the common stock of ADS Media Group, Inc.

Properties of ADS

ADS presently leases office space at 15454 Tradesman, San Antonio, Texas 78249, which is in Northwest San Antonio.  The space contains a total of 28,000 square feet, of which approximately 8,000 square feet is finished office area and the balance is warehouse/assembly space.  The lease, which began December 1, 2002, is for three (3) years, with the total rent being approximately $10,000 per month in year one, increasing to $11,000 per month in years two and three.

Accounting for the Acquisition

For accounting purposes the combination was treated as a "reverse acquisition" in which ADS was treated for accounting purposes as the acquiring company.

The exchange was structured so that NHLT’s shares that were received by the ADS shareholders were received in a tax-free exchange under the Internal Revenue Code of 1986.  The tax basis of NHLT’s common stock received by the ADS shareholders was the same as the basis they had in their ADS shares.  Likewise, the exchange did not constitute a taxable transaction for NHLT or its shareholders.

ADS Management’s Discussion and Analysis of Financial Condition and Results of Operations

During the end of 2001 and first nine months of 2002, ADS created the systems needed for the future anticipated national distribution of solo and co-op marketing and advertising programs, including negotiating with local direct delivery distributors in several locations.  It included evaluating the possibility of creating a proprietary system to perform high level mapping and demographic profiles for its future customer base.  ADS also constructed a business model that would include the different revenue channels that had been identified for the growth of the company.  Much time was spent in building vendor relationships at favorable prices to give ADS a competitive edge with its largest competitors, i.e., the U.S. Postal Service and newspapers.

ADS also spent considerable time and travel in establishing relationships for the utilization of an extended sales force via larger national marketing companies to represent ADS, including Vertis, Inc., R.R. Donnelley & Sons, Valassis and Hispanic Broadcasting Corporation.  The sales generated by ADS were generally of a test nature for marketers that had not used ADS for door delivery media, or those that had been skeptical of door delivery due to past experience.

Partial Fiscal Year from Inception (October 22, 2001) to December 31, 2001

ADS began operations in October 2001.  During its first, partial fiscal year, it generated revenues of $76,283 from the printing and distribution of advertising materials for customers, primarily in door-to-door, alternate delivery marketing campaigns.  Gambrinus, the national distributor in the U.S. for Corona, Moosehead, Shiner beer and other brands, started utilizing ADS for fulfillment to build marketing and advertising kits for their local distributors nationwide.  Cost of goods sold, totaling $64,182 consisted primarily of the cost of producing the marketing materials and the use of third party contractors and the United States Postal Service to distribute them to homes.  ADS realized gross profit from its initial campaigns of $12,101 before selling, general and administrative and other expenses.

Selling, general and administrative expenses of $105,848 in 2001 consisted of the company’s start-up expenses, payroll expenses and costs of making initial contacts with potential customers.  After deducting these expenses, depreciation and negligible other income and expenses, ADS had a net loss of $93,747 in its first, partial fiscal year.

Nine Months Ended September 30, 2002

ADS continued to expand its advertising business during 2002 with the addition of several significant customers.  Sales activities consisted primarily of the printing and distribution of advertising materials for customers, primarily through door to door, alternate delivery marketing campaigns.  The advertising business generated revenues of $639,224 in the first nine months of 2002, and incurred $461,437 in cost of revenues, which consisted primarily of the production and distribution of materials used on advertising campaigns.

Selling, general and administrative expenses of $730,262 for the first nine months of 2002 consisted of costs associated with building the company’s delivery infrastructure, payroll expenses and costs of furthering relations with potential customers.  After deducting these expenses, depreciation and negligible other income and expenses, ADS had a net loss of $564,270 during the first nine months of 2002.

Recent Contracts

Pilgrim's Cleaners, a large regional laundry and dry cleaning group based in Texas, contracted with ADS to deliver an advertising kit, consisting of coupons and a laundry bag for home pick-up, to the door of targeted homeowners.  Pilgrim had previously used their own internal work force for this strategy.  Using ADS, Pilgrim increased their sales, due to better distribution and verification of delivery by ADS.  ADS has delivered approximately 100,000 homes for Pilgrim’s Cleaners in this ongoing campaign.

MediaCom, a telephone directory publisher, contracted with ADS to deliver their books in the Houston, Texas area.  Previous distribution by MediaCom had been poor, with missing books, less than full coverage and significant delays in delivery.  ADS delivered approximately 40,000 books on time and with full distribution.

Bromley Communications, one of the top companies in the Hispanic marketing industry, placed an order with ADS to direct mail to 100,000 South Texas households for Procter and Gamble's Pampers division.  The objective of this project was to survey and send out coupons for new mothers to get competitive information against a direct competitor, Huggies.  The program achieved higher than projected returns at a lower than projected cost.

ADS performed a test campaign for Time Warner Cable for their DSL Internet service to compete with Dish Network and Direct TV.  This delivery went to approximately 20,000 homes.

Sprint PCS, through their corporate division, offered their dealers a co-op buying program with ADS for the print and distribution of door hangers.  Dealer participation in the first phase was for approximately 200,000 door hangers.  This is an ongoing program, with ADS adding more dealers for each new campaign.

Suburban Directories, a small market yellow page publisher in south Texas, asked ADS to take over their distribution previously handled by them internally.  ADS made approximately 35,000 deliveries to the intended distribution area on time.

Sunflower Group, a large national sampling company, reached an agreement in principal with ADS to provide total market coverage in areas that newspapers usually do not reach, and to supplement what coverage currently exists.  ADS contracted with Sunflower and successfully completed a national distribution of advertising for new Target Stores to 300,000 homes.

Whataburger, a national fast food chain, converted from a marketing program of direct mail, to a program using door distribution of special offering door hangers.  Used in both grand openings and existing store promotions, it has become the staple of their marketing program.

Four San Antonio auto dealers (Red McCombs Ford Superior Pontiac, Northside Ford, Alamo Toyota and Fiesta Dodge/Lincoln Mercury) tested a marketing program to 300,000 homes, using door delivery as opposed to newspaper, direct mail and broadcast.  The results were successful, according to the clients.

Lord and Lasker, a Florida advertising agency, launched a door to door campaign through ADS for the Tampa Convention and Visitors Bureau to a 5 state area, covering 400,000 households.

Aaron Brothers, a California based framing and art supply company, tested the Dallas market with a 100,000 household delivery in the Hispanic market, with positive results reported by the client, even though Aaron Brothers had no stores within a 10 mile area of the designated drops.

Domino's Pizza switched from hiring their own crews in the South Texas market and contracted with ADS to provide the service at a higher cost, in order to provide guaranteed delivery and verification.  This business is increasing, with referrals to other franchised operations.  Delivery to approximately 600,000 homes was completed.

Auto Value/Bumper to Bumper, a national wholesaler to 5800 independent dealers of auto parts, contracted with ADS to perform a test in the Chicago market, as opposed to newspaper and direct mail.  About 50,000 homes were delivered.  As a result of this campaign, Auto Value plans on committing to a dealer program for 2003.

Capital Resources and Liquidity as of September 30, 2002

ADS had current assets of $147,536 at September 30, 2002.  Its organization and initial operations were funded from loans from the company's founders and equity investments from individual investors.  During the nine months ended September 30, 2002, ADS raised $300,000 in a private placement of its common stock from accredited investors.  In January 2003, ADS raised an additional $1,200,000 from sale of stock, consisting of $655,000 in cash and a promissory note for $545,000, which is secured by 3,005,543 shares of the ADS Media common stock issued pursuant to the investment.  See, Item 2, Acquisition or Disposition of Assets – Acquisition of Alternative Delivery Solutions, Inc. – Financing for ADS, page 3.

Long term liquidity requirements will depend on the ratio of expansion of ADS’s business.  ADS believes future operations can be financed from cash flow, but additional investment from outside investors may be required to fund expansion into new geographic areas.

Operating Activities:  For the nine months ended September 30, 2002, operating activities used $440,716, as ADS incurred expenses for expansion of its marketing campaigns and costs associated with developing the company’s infrastructure.  For the partial fiscal year ended December 31, 2001, ADS used cash of $68,037 in operating activities primarily to fund start-up expenses and conduct its initial marketing campaigns.

Investing Activities:  ADS expended $31,001 during the first nine months of 2002 and $19,241 in fiscal 2001 to purchase computer equipment and office furniture required to commence operations.

Financing Activities:  ADS raised $300,000 from private investors, including its founders, in the first nine months of 2002 in order to finance beginning operations.  During 2002 the company borrowed $111,000 from an individual investor, who later converted this amount, along with $100,000 loaned in 2001, into equity in ADS.  Additionally, in 2002 the company borrowed $100,000 from two individual investors with repayment terms of less than one year and it received advances of cash and equipment from one of its founders totaling $56,603.

Directors and Executive Officers of ADS Media

Eugene Rothchild, James Kennard and Dennis Hawk, three of the five directors of NHLT, did not stand for re-election at the January 30, 2003, shareholders' meeting.  All five nominated directors were elected by NHLT’s shareholders at the annual meeting held on January 30, 2003

Pursuant to the provisions of the stock exchange agreement between NHLT and ADS, one of those directors, Jimmy E. Nix, II, resigned as a director of ADS Media on January 30, 2003.  As a result, one seat on the five member board of ADS Media is currently vacant.  The bylaws provide that vacant seats on the board may be filled by the remaining directors.

The current officers and directors of ADS Media are described in the following table.  The ages listed are as of December 15, 2002.

Name	Age	Positions Held
Clark R. “Dub” Doyal	54	President and Director, Chairman and CEO of subsidiary ADS
James D. (Jim) Schell	43	Vice President, Secretary, Treasurer and Director, President of subsidiary ADS
Gary J. Davis	49	Director
Bryan Forman	40	Director

Director and Officer Profiles

Gary J. Davispreviously was NHLT's chairman, president, CEO and a director.  Currently he is a director of ADS Media.  Additionally, Mr. Davis is the founder, president, CEO and sole shareholder of First Advisors, Inc., the business of which is business consulting and investing private investment capital in start-up and early stage companies.  Mr. Davis has been with First Advisors, Inc. since 1996.  Since 1973, Mr. Davis has spent a major portion of his career in a wide range of capital raising endeavors, including debt and equity for real estate ventures and private equity capital for business ventures. Additionally, Mr. Davis is a director of Ashley Laurent, Inc., a software company offering integrated network security solutions, a former director of Collins Financial Services USA, Inc., a financial services holding company and a principal of numerous other private investment partnerships and limited liability companies.  Mr. Davis was our chairman, president and CEO and a director from February 9, 2001 to January 30, 2003.  He was reelected to the board of ADS Media on January 30, 2003.

Clark R "Dub" Doyal, is the president and a director of ADS Media Group.  For the past 15 months, Mr. Doyal has been the chairman and chief executive officer of Alternative Delivery Solutions, Inc.  Mr. Doyal has over 30 years experience in printing and direct marketing, having owned and built a number of successful companies during his career that provided marketing services. In 1981, Mr. Doyal started a printing business called Clear Visions Printing and Mailing, to compete with almost 140 other printers in San Antonio.  In 1995, Mr. Doyal and a partner in Mexico launched an alternate delivery company in Mexico City called Quicklink, SA, which provided door distribution to over 600,000 households on a weekly basis.  In late 1998, Mr. Doyal formed Delivery and Communications, Inc.  Mr. Doyal graduated from Louisiana State University.

Bryan Formanis a director of ADS Media and has provided legal services to NHLT as outside counsel since April 2002.  Since May 2002, Mr. Forman has been a manager of Austin Capital, LLC and a partner of Stack/Forman, LLP.  Mr. Forman serves as founder and co-manager of The Privet Fund, LP, a hedge fund specializing in the private finance of publicly traded companies. Since 1991, Mr. Forman has focused his career in the ownership and executive management of three NASD registered broker-dealers, most recently serving as chairman and chief executive officer of First Avantus Securities, Inc. from January 1996 until April of 2002.  Mr. Forman continues to hold an NASD Series 7 license with First Avantus.  Mr. Forman has served as a member of the District Committee for District 6 of the National Association of Securities Dealers Regulation since 2000. He was appointed vice chairman in 2001 and chairman in 2002. He also serves on the Small Firm Advisory Board and the Advisory Council for the National Association of Securities Dealers Regulation.  Mr. Forman is an attorney licensed to practice in Texas and periodically serves as an arbitrator in the securities industry.

James D. (Jim) Schellis vice president, secretary, treasurer and a director of ADS Media.  He is also President of its operating subsidiary, ADS, and was recently recruited to lead the effort to build national client relationships, along with providing marketing support specific to ADS's product development and marketing strategy. For the 20 years before his move to ADS, Mr. Schell worked for SBC Communications, Inc., focusing on development and implementation of numerous regional and national product initiatives. He also spent 8 years managing regional sales operations for Southwestern Bell Yellow Pages. Mr. Schell received his B.B.A. in Marketing from Texas Tech University.

Security Ownership of Certain Beneficial Owners and Management

The following tables contain information regarding the ownership of our voting securities immediately after the stock exchange on January 31, 2003, by each director, the chief executive officer during the past year, the directors and chief executive officer as a group, and each person who we know to own beneficially more than 5% of the outstanding shares of each class of equity securities.  In 2002, no officer received salary and bonus compensation in excess of $100,000.

Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the tables possesses sole voting and investment power with respect to its or his shares.

On January 31, 2002, 20,000,000 shares of our common stock were outstanding, including shares issuable upon the conversion of preferred stock and exercise of outstanding options and warrants.

Shareholder	Common	Percent Owned (1)

Gary J. Davis, Director (2), (3)	5,830,522	30.40%
3811 Bee Cave Road, Suite 210 Austin, Texas 78746

Clark R. (Dub) Doyal, President and Director	5,095,581	26.69%
121 Rio Bravo San Antonio, Texas 78232

Bryan Forman, Director (3), (4)	5,617,091	28.44%
6836 Bee Cave Road; Suite 242 Austin, Texas 78746

James D. (Jim) Schell, Vice President,	1,698,527	8.90%
Secretary, Treasurer and Director 5972 Glendower Plano, Texas 75093

All directors and executive officers as a group (4 persons)	12,581,143	66.51%

(1)   Percentage is determined by adding to the number of shares of common stock held by the shareholder the number of shares issuable to that owner on exercise of options and warrants and the number of common shares into which the owner’s series A preferred shares are convertible, and dividing by the total number of outstanding shares plus that owner’s option, warrant and series A conversion shares.

(2)  Includes 90,000 shares issuable on the exercise of options owned by Mr. Davis, 590,000 shares held by two investment partnerships in which Mr. Davis is a partner, and 241,162 shares held by a corporation of which Mr. Davis is the sole shareholder.

(3)   Mr. Forman and Mr. Davis are, respectively, the managing member and the president of two co-general partners of ADS Equity Partners, L.P. ("ADS Equity"), which owns 4,825,360 ADS Media common shares.  Because they and have joint power to vote the shares owned by ADS Equity, each of them may be deemed to be the beneficial owner of all the common stock owned by ADS Equity. pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Accordingly, the 4,825,360 shares of ADS Media that ADS Equity owns are included in the number of shares both Mr. Forman and Mr. Davis own and in the number of shares owned by all officers and directors as a group.

(4)  Includes 100,000 shares held by Stack & Forman, LLP, in which Mr. Forman is a partner, and 661,731 shares issuable on exercise by warrants held by a limited liability company of which Mr. Forman is a managing member.

Legal Proceedings

ADS Media and its subsidiary, ADS, are not currently involved in any legal proceedings.

Market for Common Equity and Related Stockholder Matters

Prior to the stock exchange, ADS was a privately held company with no market for its securities.  NHLT’s Common Stock are traded in the over-the-counter market and quotations are published on the OTC Bulletin Board under the symbol “NHLT,” and in the National Quotation Bureau, Inc. “pink sheets” under “National Health & Safety Corporation.”

The following table sets forth the range of quarterly high and low bid prices of NHLT's Common Stock for the last two calendar years as reported by the OTC Bulletin Board.  Prices reported represent prices between dealers, do not include retail markups, markdowns or commissions and do not necessarily represent actual transactions.

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter
	High	Low	High	Low	High	Low	High	Low

2001	.14	.05	.06	.01	.03	.01	.02	.01
2002	.03	.001	.02	.001	.01	.001	.006	.001

As of January 9, 2003, NHLT had issued and outstanding 345,462,530 shares of Common Stock and there were approximately 470 shareholders of record, which figure does not take into account those shareholders whose certificates are held in the name of broker-dealers.

After the 1 for 100 reverse stock split and the ADS stock exchange, the company, now renamed ADS Media Group, Inc., has 100,000, 000 authorized and 20,000,000 common shares outstanding, including shares issuable on conversion of preferred stock and exercise of outstanding options and warrants.  On February 6, 2003, the common stock of ADS Media began trading on the OTC Bulletin Board under the symbol "ADSM."

Prior to the reverse stock split and ADS stock exchange, NHLT had two classes of preferred stock outstanding.  The reverse stock split approved by the NHLT shareholders included a 1 for 100 reverse split of the outstanding preferred stock.  A description of the preferred stock of NHLT (now renamed ADS Media) follows:

-           ADS Media is authorized to issue up to 40,000 shares of Series A Preferred Stock, par value $.001 per share, of which 16,478 shares were outstanding as of February 5, 2003.  Each Series A share has a $1.00 liquidation preference and preference over Series B Preferred Stock, Common Stock and all other series of stock ranking junior to Series A.  Each share of Series A is convertible, at the option of the holder, into 5 shares of Common Stock at such times and in such amounts as stated in the Certificate of Designation.  The holders of Series A stock are entitled to vote together with the holders of Series B and Common Stock and are entitled to one vote for each share of Common Stock which would be held by them if all of their shares of Series A were converted into shares of Common Stock.

-           ADS Media is authorized to issue up to 6,000 shares of Series B Preferred Stock, par value $.001 per share, of which 166 shares were outstanding as of February 5, 2003.  Each Series B share has a $1.00 liquidation preference that is inferior to Series A but in preference to Common Stock and all other series of stock ranking junior to Series B.  Each Series B share is convertible at the option of the holder into five shares of Common Stock at such times and in such amounts as stated in the Certificate of Designation.  The holders of Series B stock are entitled to vote together with the holders of Series A and Common Stock and are entitled to one vote for each share of Common Stock which would be held by them if all of their shares of Series B were converted into shares of Common Stock.

-           When the outstanding NHLT preferred stock was issued in 2001, the preferred stockholders also received warrants to purchase NHLT common stock.  All NHLT warrants that the preferred stockholders received expired without being exercised on January 22, 2003.

Dividend Policy

Neither NHLT nor ADS have declared or paid cash dividends or made distributions in the past, and ADS Media does not anticipate that it will pay cash dividends or make distributions in the foreseeable future. ADS Media currently intends to retain and reinvest future earnings to finance its operations.  Holders of the Preferred Shares are entitled to receive their redemption payments prior to ADS Media paying any dividends on its other capital stock.

Recent Sales of Unregistered Securities

From September 30, 2002 through January 31, 2003, NHLT issued the following securities that were not registered under the Securities Act of 1933 (the “Securities Act”):  These shares were issued in reliance on the registration exemption contained in Section 4(2) of the Securities Act.

NHLT issued approximately 1,485,282 shares of common stock (after giving effect to the reverse stock split on January 31, 2003) to approximately 9 creditors to satisfy outstanding debts incurred by NHLT prior to the ADS stock exchange.  These shares were issued in reliance on the registration exemption contained in Section 4(2) of the Securities Act.

On January 31, 2003, NHLT issued 15,000,000 shares of common stock (including 661,731 shares issuable on exercise of an outstanding warrant) to the eleven shareholders and warrant holder of ADS in the stock exchange described in Item 2 of this Report.  These shares were issued in reliance on the registration exemption contained in Section 4(2) of the Securities Act.

In January 2003, prior to the stock exchange, ADS issued 62,500 shares of ADS common stock to a limited partnership  in exchange for $1,200,000 in cash and notes.  See, Acquisition of Alternative Delivery Solutions, Inc., - Financing for ADS, page 1.  These shares were exchanged for NHLT common stock in the stock exchange and are included in the 15,000,000 share issuance discussed in the preceding paragraph.  They were issued in reliance on the registration exemption contained in Section 4(2) of the Securities Act.  The issuance of the shares and warrant are described in Acquisition of Alternative Delivery Solutions, Inc. – Financing For ADS, page 1.

Matters Approved at NHLT Shareholders' Meeting

The reverse stock split, name change and election of directors discussed in this Report were approved at the NHLT shareholders' meeting on January 30, 2003.  In addition, the shareholders approved a new 2002 Stock Option and Incentive Plan and the appointment of Sprouse & Anderson L.L.P. as the company's auditors.  A total of 353,775,090 shares of capital stock were eligible to vote at the shareholders' meeting.  The shareholders approved these matters by the following votes:

Director	For	Against	Present, Not Voting

Approving Reverse Stock Split	208,511,223	269,345	45,100
Approving Name Change	208,692,973	125,095	7,600
Election of Directors:
Clark R. “Dub” Doyal	208,645,718	170,950	0
James D. (Jim) Schell	208,656,718	168,950	0
Gary J. Davis	194,666,718	14,158,950	0
Jimmy Nix II	208,441,718	383,950	0
Bryan Forman	194,881,718	13,943,950	0
Approving Incentive Plan	208,299,911	501,137	24,620
Approving Auditor Appointment	203,716,198	97,270	12,200
Ratifying Acts of Officers and Directors	194,649,518	14,156,350	19,800

ITEM 7           FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

This section contains audited financial statements of ADS for its first, partial fiscal year ended December 31, 2001, and for the nine months ended September 30, 2002, and pro forma, unaudited statements reflecting the combined entities. The pro forma financial information assumed that ADS was the acquiring entity in a reverse acquisition.

INDEX TO FINANCIAL STATEMENTS
AND SUPPLEMENTARY DATA

ALTERNATIVE DELIVERY SOLUTIONS, INC.
Financial Statements
For the periods ended December 31, 2001, and September 30, 2002

Independent Auditors’ Report	A-1
Balance Sheets	A-2
Statements of Operations	A-4
Statements of Stockholders’ Deficit	A-5
Statements of Cash Flows	A-6
Notes to Financial Statements	A-8

NATIONAL HEALTH & SAFETY CORPORATION and ALTERNATIVE DELIVERY SOLUTIONS, INC.

Unaudited Pro Forma Consolidated Balance Sheet	P-1
Unaudited Pro Forma Consolidated Statement of Operations	P-3
Explanation to Unaudited Pro Forma Consolidated Financial Statements	P-4

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Alternative Delivery Solutions, Inc.

We have audited the accompanying balance sheets of Alternative Delivery Solutions, Inc. (the "Company") as of September 30, 2002 and December 31, 2001, and the related statements of operations, changes in shareholders' deficit, and cash flows for the nine months ended September 30, 2002 and for the period from inception (October 22, 2001) to December 31, 2001.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alternative Delivery Solutions, Inc. as of September 30, 2002 and December 31, 2001, and the results of its operations and its cash flows for the nine months ended September 30, 2002 and for the period from inception (October 22, 2001) to December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, used cash in operations and has a working capital deficit at September 30, 2002.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                                    KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
December 13, 2002

ALTERNATIVE DELIVERY SOLUTIONS, INC.
BALANCE SHEETS
September 30, 2002 and December 31, 2001

ASSETS

	2002	2001

CURRENT ASSETS
Cash and cash equivalents	$97,983	$27,097
Accounts receivable, net of allowances of $13,723 and $-0-, respectively	49,553	42,505

Total current assets	147,536	69,602

PROPERTY AND EQUIPMENT
Furniture and fixtures	33,670	3,810
Computer equipment	16,572	15,431
	50,242	19,241
Less accumulated depreciation	7,420	569

Total property and equipment, net	42,822	18,672

OTHER ASSETS	1,000	1,000

Total assets	$191,358	$89,274

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE DELIVERY SOLUTIONS, INC.
BALANCE SHEETS (CONTINUED)
September 30, 2002 and December 31, 2001

LIABILITIES AND SHAREHOLDERS’ DEFICIT

	2002	2001

CURRENT LIABILITIES:
Notes payable to shareholders – net
of unamortized debt discount of $16,330 and -0-, respectively	$98,670	$100,000
Amounts due to shareholder	69,979	13,375
Accounts payable	94,875	9,355
Accrued expenses	85,852	59,291

Total current liabilities	349,376	182,021

COMMITMENTS AND CONTINGENCIES (NOTE 7)

SHAREHOLDERS’ DEFICIT:
Common stock, no par value, 500,000 shares authorized, 121,429 and 100,000 shares issued and outstanding at September 30, 2002 and December 31, 2001, respectively	-	-
Additional paid-in capital	499,999	1,000
Accumulated deficit	(658,017)	(93,747)

Total shareholders’ deficit	(158,018)	(92,747)

Total liabilities and shareholders’ deficit	$191,358	$89,274

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE DELIVERY SOLUTIONS, INC.
STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2002
and for the Period from inception (October 22, 2001) to December 31, 2001

	2002	2001

NET REVENUES	$639,224	$76,283
COST OF REVENUES	461,437	64,182

Gross profit	177,787	12,101

SELLING, ADMINISTRATIVE AND OTHER OPERATING EXPENSES	730,262	105,848

Net loss from operations	(552,475)	(93,747)

INTEREST EXPENSE	11,795	-

Net loss	$(564,270)	$(93,747)

NET LOSS PER SHARE, basic and diluted	$(5.62)	$(0.94)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING Basic and diluted	100,476	100,000

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE DELIVERY SOLUTIONS, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT
Period from Inception (October 22, 2001) to September 30, 2002

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at inception, October 22, 2001	-	$ -	$ -	$ -	$ -

Common stock issued to founders	100,000	-	1,000	-	1,000

Net loss for the period ended December 31, 2001	-	-	-	(93,747)	(93,747)

Balance at December 31, 2001	100,000	-	1,000	(93,747)	(92,747)

Common stock returned to the Company by sole shareholder	(12,000)	-	-	-	-

Common stock issued in connection with obtaining debt financing	1,000	-	14,000	-	14,000

Warrants issued in connection with obtaining debt financing	1,000	-	13,999	-	13,999

Conversion of note payable into common stock	10,000	-	171,000	-	171,000

Common stock issued for cash	21,429	-	300,000	-	300,000

Net loss for the period ended September 30, 2002	-	-	-	(564,270)	(564,270)

Balance at September 30, 2002	121,429	$ -	$ 499,999	($658,017)	($158,018)

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE DELIVERY SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2002
and for the Period from inception (October 22, 2001) to December 31, 2001

	2002	2001

Cash flows from operating activities:
Net Loss	$(564,270)	$(93,747)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,850	569
Provision for doubtful accounts	27,218	-
Amortization of debt discount	11,669	-
Changes in:
Accounts receivable	(34,264)	(42,505)
Other assets	-	(1,000)
Accounts payable and accrued expenses	112,081	68,646

Net cash used in operating activities	(440,716)	(68,037)

Cash flows used in investing activities:
Capital expenditures	(31,001)	(19,241)

Cash flows from financing activities:
Proceeds from the sale of common stock	300,000	1,000
Proceeds from notes payable to shareholders	211,000	100,000
Payments on notes payable to shareholders	(25,000)	-
Advances from shareholders	56,603	13,375

Net cash provided by financing activities	542,603	114,375

Net increase in cash and cash equivalents	70,886	27,097

Cash and cash equivalents, beginning of period	27,097	-

Cash and cash equivalents, end of period	$97,983	$27,097

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE DELIVERY SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2002
and for the Period from inception (October 22, 2001) to December 31, 2001

	2002	2001
Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-

Cash paid for income taxes	$-	$-

Supplemental schedule of noncash financing activities:
Conversion of notes payable to common stock	$171,000	$-

Warrants and common stock issued in connection with convertible debenture recorded as debt discount	$27,999	$-

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE DELIVERY SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2002 and December 31, 2001

NOTE 1. ORGANIZATION

Alternative Delivery Solutions, Inc. (the "Company") was incorporated in Texas on October 22, 2001 under the name Distributel Media Distribution.  In 2002 the Company changed its name to Alternative Delivery Solutions, Inc. and currently operates under that name as a provider or turn-key support for its customer’s direct marketing needs with primary emphasis on door-to-door distribution.  Alternate delivery involves the creation, packaging and delivery (usually on the doorknob of homes) of solo marketing pieces and Co-op marketing programs containing between 2 and 7 pieces of direct marketing material (e.g., brochures, coupons, advertisements and other offerings) to targeted audiences.  The Company is based in San Antonio, TX and services customers throughout the United States.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company extends unsecured credit in the normal course of business to virtually all of its customers.  Management has provided an allowance for doubtful accounts which reflects its opinion of amounts which may ultimately become uncollectible.  In the event of non-performance of accounts receivable, the maximum exposure to the Company is the recorded amount shown on the balance sheets.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally three years for computer equipment and five years for furniture and fixtures.  Repairs and maintenance costs are expensed as incurred and betterments are capitalized.

Revenue Recognition

Revenues are recognized as services are provided.

Income Taxes

The Company records income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases, including operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock Based Compensation

The Company accounts for stock based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock Based Compensation."  Under APB Opinion No. 25, compensation expense for employees is based on the excess, if any, on the date of grant, of the fair market value of the stock over the exercise price.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") Issued No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

Net Loss Per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing the net loss applicable to common shareholders by the weighted average number of common shares outstanding plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.  As of September 30, 2002 and December 31, 2001, the Company did not have any potentially dilutive securities.

Fair Value of Financial Instruments

The carrying value of cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of their short term nature.  The recorded balance of notes payable is estimated to be the fair value since the rates specified in the notes approximate rates the Company could currently obtain on debt with similar terms.

Use of Estimates

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

NOTE 3. GOING CONCERN UNCERTAINTY

During the nine months ended September 30, 2002 and the period from inception (October 22, 2001) to December 31, 2001 the Company's operations were not profitable.  As a result, the Company relies on advances from shareholders and capital raised to provide the necessary funding for operations and to maintain its working capital at sufficient levels to achieve profitability.  The Company's loss from operations was $564,270 and $93,747 for the nine months ended September 30, 2002 and from inception to December 31, 2001, respectively, and the Company used cash in operations of $440,716 and $68,037 during the same periods.

Management plans to fund its expansion plans by continuing its efforts to raise additional capital primarily from private sources.  It is not possible to predict the success of management's efforts to achieve profitability.  If management is unable to achieve its goals, including raising additional capital, the Company may find it necessary to undertake other actions as may be appropriate to continue operations and meet its commitments.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4. INCOME TAXES

The Company has incurred net operating losses of approximately $635,000 since inception.  The Company has filed tax returns and estimates the amount of loss which may be used to offset future taxable income to approximate the losses incurred for periods for which returns have been filed.

The deferred tax asset recorded at statutory rates for the net operating losses is approximately $215,000, and other temporary differences is approximately $6,000 at September 30, 2002. The Company's net operating loss carryforwards expire by 2021.  The Company has provided a valuation allowance for the total amount of the deferred tax asset.  Since the Company has not yet developed a history of profitable operations, utilization of the loss carryforwards cannot be reasonably assured.

NOTE 5. NOTES PAYABLE TO SHAREHOLDERS

Notes payable to shareholders consist of the following at September 30, 2002 and December 31, 2001:

	2002	2001

Convertible note payable bearing interest at prime plus 2% (but not less than 6%), principal and interest payable in equal annual installments through December 31, 2006, convertible into 10% of the Company’s stock. On September 15, 2002 this note converted into 10,0000 shares of common stock	$ -	$ 100,000

Uncollateralized note payable bearing interest at 6%, principal and interest payable in full upon maturity, note matured on September 23, 2002 and is currently due on demand	40,000	-

Uncollateralized note payable with no stated interest rate, payable in two equal installments, matures on December 31, 2002, net of unamortized debt discount of 4,664 at September 30, 2002	20,336	-

Uncollateralized note payable with no stated interest rate, payable in full upon maturity, matures on February 16, 2003, (net of unamortized debt discount of 11,666 at September 30, 2002)	38,334	-
	$ 98,670	$ 100,000

Since its inception the Company has issued notes payable to its shareholders primarily for working capital purposes.  Additionally, in connection with obtaining debt, the Company issued warrants to purchase 1,000 shares of common stock for $1.00.  The estimated fair value of the warrants has been recorded as a debt discount and is being amortized over the term of the debt.  Additionally, in connection with obtaining debt, the Company issued 1,000 shares of common stock.  This stock was valued on the date of the original stock issuance and recorded as a debt discount and is being amortized over the term of the debt.

NOTE 6. STOCK WARRANTS

 During the nine months ended September 30, 2002, the Company issued a warrant to purchase 2,143 shares of common stock at an exercise price of $14 per share for consulting services.  These warrant expires in five years.  At September 30, 2002 and December 31, 2001, 2,143 and 0 warrants, respectively, are outstanding.  The fair value of the warrants issued was computed using the Black-Scholes Model.

NOTE 7. COMMITMENTS AND CONTINGENCIES

The Company leases office and warehouse space and certain equipment under non-cancelable operating lease agreements which expire on various dates through July 2006. Future minimum annual payments required under the leases are as follows as of September 30, 2002:

Years ending September 30,
2003	$110,063
2004	126,459
2005	123,200
2006	1,600
$361,322

Rent expense was $55,639 and $1,694 for the nine months ended September 30, 2002 and for the period from inception (October 22, 2001) to December 31, 2001, respectively.

The Company may become involved from time to time in litigation on various matters which are routine to the conduct of its business.  The Company believes that none of these actions, individually or in the aggregate, will have a material adverse effect on its financial position or results of operations, though any adverse decision in these cases or the costs of defending or settling such claims could have a material effect on its business.

NOTE 8. RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2002, the Company purchased approximately $46,000 in goods and services from Laser Dimensions, Inc., a company in which two of the officers of the Company own a non-controlling interest.

During the nine months ended September 30, 2002 and the period from inception (October 22, 2001) to December 31, 2001, the Company received advances totaling $56,603 and $13,375 from shareholders.  See additional related party discussion in Note 5.

NOTE 9.  SUBSEQUENT EVENTS

Subsequent to September 30, 2002 through the date of this report, the Company has raised approximately $105,000 in permanent equity financing from private sources.

The Company is currently in discussions with a public company concerning a possible reverse acquisition.  This proposed transaction is pending shareholder approval by both companies.

National Health and Safety Corporation and Alternative Delivery Solutions, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2002

	Alternative Delivery Solutions, Inc. (Audited)	National Health & Safety Corp. (Unaudited)	Pro Forma Adjustments	Pro Forma Consolidated (Unaudited)
ASSETS
CURRENT ASSETS
Cash	$ 97,983	$ 4,687	$ -	$ 102,670
Accounts receivable, net	49,553	-	-	49,553

Total current assets	147,536	4,687	-	152,223

PROPERTY AND EQUIPMENT
Property and equipment	50,242	-	-	50,242
Accumulated depreciation	(7,420)	-	-	(7,420)
Net property and fixtures	42,822	-	-	42,822

OTHER ASSETS
Goodwill (Note 3)	-	700,000	(700,000)	-
Other assets	1,000	-	-	1,000
	1,000	700,000	(700,000)	1,000
Total assets	$ 191,358	$ 704,687	$ (700,000)	$ 196,045

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$ 94,875	$ -	$ -	$ 94,875
Accrued expenses (Note 2)	85,852	207,854	(207,854)	85,852
Accounts payable to affiliate (Note 2)	-	541,826	(541,826)	-
Notes payable - current portion (Note 2)	98,670	66,481	(66,481)	98,670
Amounts due to shareholders	69,979	-	-	69,979

Total current liabilities	349,376	816,161	(816,161)	349,376

STOCKHOLDERS' DEFICIT
Preferred Stock Series A (Note 4)	-	1,646	(1,646)	-
Preferred Stock Series B (Note 4)	-	17	(17)	-
Preferred Stock (Note 4)			17	17
Common Stock (Note 2)	-	318,159	1,456	19,917
Note 3			(299,698)

See explanation to unaudited pro forma consolidated financial statements.

National Health and Safety Corporation and Alternative Delivery Solutions, Inc.
Unaudited Pro Forma Consolidated Balance Sheet (Continued)
September 30, 2002

	Alternative Delivery Solutions, Inc. (Audited)	National Health & Safety Corp. (Unaudited)	Pro Forma Adjustments	Pro Forma Consolidated (Unaudited)

Additional paid in capital (Note 2)	499,999	5,679,450	816,161	484,752
Note 3			(299,698)
Note 3			(6,810,746)
Accumulated deficit (Note 3)	(658,017)	(6,110,746)	1,003,353	(658,017)
Note 3	-	-	5,107,393	-

Total stockholders' deficit	(158,018)	(111,474)	116,161	(153,331)

Total liabilities and stockholders' deficit	$ 191,358	$ 704,687	$ (700,000)	$ 196,045

See explanation to unaudited pro forma consolidated financial statements.

National Health and Safety Corporation and Alternative Delivery Solutions, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
September 30, 2002

	Alternative Delivery Solutions, Inc. (Audited)	National Health & Safety Corp. (Unaudited)	Pro Forma Adjustments	Pro Forma Consolidated (Unaudited)
NET REVENUES	$ 639,224	$ -	-	$ 639,224

COST OF REVENUES	461,437	-	-	461,437

GROSS PROFIT	177,787	-	-	177,787

EXPENSES
Selling, general and administrative	730,262	712,533	(712,533)	730,262

NET OPERATING LOSS	(552,475)	(712,533)	712,533	(552,475)

OTHER INCOME (EXPENSE)
Impairment of goodwill	-	(451,966)	451,966	-
Other income	-	165,849	(165,849)	-
Other expense	(11,795)	(4,703)	4,703	(11,795)
	-	(290,820)	290,820	(11,795)

NET INCOME (LOSS)	($ 564,270)	($ 1,003,353)	$ 1,003,353	($ 564,270)

BASIC LOSS PER COMMON SHARE	($ 5.62)	($ 0.00)		($ 0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING (Note 5)	100,476	286,606,696		20,000,000

See explanation to unaudited pro forma consolidated financial statements.

National Health & Safety Corporation and Alternative Delivery Solutions, Inc.
Explanation to Unaudited Pro Forma Consolidated Financial Statements

1.         General Description of Transactions and Adjustments to Pro Forma Financial Statements

On January 31, 2003, National Health and Safety Corporation (“NHLT”) acquired all of the outstanding equity securities of Alternative Delivery Solutions, Inc. (“ADS”) a privately-held Texas corporation.

For accounting purposes the combination will be treated as a "reverse acquisition" in accordance with APB 16, with ADS treated for accounting purposes as the acquiring company.  ADS is acquiring 15,000,000 shares of NHLT common stock (post-reverse split as outlined below) which represents 75% of the consolidated entity.

Pursuant to the Acquisition Agreement, the amount of liabilities that NHLT retained on its financial statements at the date of acquisition was zero.  To meet this requirement holders of $816,161 of Notes Payable and Accounts Payable, as reflected on NHLT's September 30, 2002 unaudited financial statements (Form 10QSB), will convert their total debts to equity in NHLT.  In addition as a part of the Agreement, NHLT will conduct a one (1) for one-hundred (100) reverse stock split, including all common and preferred stock.

The pro forma consolidated financial statements of ADS and NHLT (unaudited, filed on Form 10QSB) reflect the results for the nine month period ended September 30, 2002, as if the acquisition had occurred on January 1, 2002 and therefore, the pro forma statement of operations is that of the accounting acquirer, ADS.  The pro forma consolidated balance sheet reflects NHLT's issuance of 145,622,583 shares of Common Stock (pre-reverse split) for all outstanding liabilities of NHLT and the 1 for 100 reverse stock split.

ADS was incorporated in Texas on October 22, 2001 under the name Distributel Media Distribution.  In 2002 the Company changed its name to Alternative Delivery Solutions, Inc. and currently operates under that name as a provider of turn-key support for its customer’s direct marketing needs with primary emphasis on door-to-door distribution.  Alternate delivery involves the creation, packaging and delivery (usually on the doorknob of homes) of solo marketing pieces and Co-op marketing programs containing between 2 and 7 pieces of direct marketing material (e.g., brochures, coupons, advertisements and other offerings) to targeted audiences.  ADS is based in San Antonio, Texas and services customers throughout the United States.

National Health & Safety Corporation and Alternative Delivery Solutions, Inc.
Explanation to Unaudited Pro Forma Consolidated Financial Statements (Continued)

2.         Conversion of NHLT debt to equity

Prior to the transaction with ADS, holders of $66,481 of notes payable and $749,680 in accounts payable, converted these liabilities into NHLT equity; 145,622,583 common shares pre-reverse split (1,456,225 shares post-reverse split).  This pro forma adjustment eliminates liabilities of $816,161 and increases additional paid in capital by an equal amount.

3.         Purchase Accounting

ADS’ purchase of NHLT includes all of its assets and no liabilities.  The specific assets acquired include: $4,687 in cash.  The pro forma adjustment related to the purchase includes adjustments to remove goodwill, due to the accounting treatment for the reverse acquisition.

4.         Reverse Stock Split

Related to the transaction with ADS, The Board of Directors of NHLT approved and submitted to its shareholders an amendment to the Articles of Incorporation to:  (a) effect a one for one hundred reverse stock split of the then outstanding shares of Common and Preferred Stock; and (b) to reduce the number of authorized shares of Common Stock from 500,000,000 to 100,000,000 and the number of authorized shares of Preferred Stock from 50,000,000 to 10,000,000.  New Common Shares will be issued to shareholders in exchange for their Old Common Shares in the ratio of one New Common Share for each 100 Old Common Shares held, thus effecting a one-for-one hundred, reverse stock split. Similarly, new series A and series B preferred shares will be issued to preferred shareholders in exchange for their old series A and series B preferred shares in the ratio of one new series A preferred share for each 100 old series A and series B preferred shares held.

The pro forma adjustment to record the reverse stock split effectively eliminates existing Series A and B preferred shares and common shares with a corresponding adjustment to additional paid in capital and reissues the shares on a 1 for 100 basis with a corresponding adjustment to additional paid in capital.

5.         Weighted Average Number of Shares Outstanding

Weighted average number of shares outstanding for the period ended September 30, 2002 were calculated using the pro forma number of shares outstanding at September 30, 2002 (20 million shares) as if the acquisition and reverse stock split had occurred on September 30, 2002.

Exhibits

2.1 *	Fourth Amended Joint Plan of Reorganization, In Re: National Health & Safety Corporation, Debtor, Case No. 99-18339-DWS, U.S. Bankruptcy Court, Eastern District of Pennsylvania, dated August 21, 2000.

2.2 *	Fourth Amended Disclosure Statement, In Re: National Health & Safety Corporation, Debtor, Case No. 99-18339-DWS, U.S. Bankruptcy Court, Eastern District of Pennsylvania, dated August 21, 2000.

2.3 **	Order confirming Fourth Amended Joint Plan of Reorganization, dated November 27, 2000.

2.4 **	Stock Exchange Agreement and Amendments thereto.

3.1+	Amendment to the Articles of Incorporation regarding the reverse stock split, filed with the Utah Department of Commerce Division of Corporations and Commercial Code on January 30, 2003.

3.2+	Amendment to the Articles of Incorporation regarding the name change, filed with the Utah Department of Commerce Division of Corporations and Commercial Code on January 30, 2003.

3.3 *	Bylaw Amendment, adopted on January 22, 2001.

4.1+	Amended Certificate of Designation for Series A Preferred Stock, filed with the Utah Department of Commerce Division of Corporations and Commercial Code on January 30, 2003.

4.2+	Amended Certificate of Designation for Series B Preferred Stock, filed with the Utah Department of Commerce Division of Corporations and Commercial Code on January 30, 2003.

10.1+	Non-Recourse Promissory Note from ADS Equity Partners, L.P., Maker, to Alternative Delivery Solutions, Inc., dated January 30, 2003

*          Incorporated by reference to Form 8-K/A, Amendment No. 1 to NHLT's report on Form 8-K dated November 28, 2000, filed with the SEC on February 19, 2001.

**        Incorporated by reference to NHLT's report on Form 8-K dated January 22, 2001, filed with the SEC on February 9, 2001.

+          Filed with this Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADS MEDIA GROUP, INC.
formerly known as National Health & Safety Corporation

Date: February 10, 2003

By: Clark R. Doyal
Clark R. Doyal, President